Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Altus Pharmaceuticals Inc., a Delaware corporation (the Company), do hereby certify, to such officers’ knowledge, that:
The Quarterly Report for the quarter ended March 31, 2009 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 11, 2009	/s/ Georges Gemayel
Georges Gemayel, Ph.D.
President and Chief Executive Officer

Dated: May 11, 2009	/s/ Thomas J. Phair, Jr.
Thomas J. Phair, Jr.
Vice President, Finance and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.